EXHIBIT 23


G. BRAD BECKSTEAD
Certified Public Accountant
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.257.1984
                                                                702.362.0540 fax





March 20, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of November 28, 2001, on the Financial Statements of Cyberlux Corporation from the inception date of May 17, 2000 through September 30, 2001 and the year ended December 31, 2000, in its Form 10-SB Registration Statement filed December 17, 2001 with the US Securities and Exchange Commission.

Signed,



/S/ G. Brad Beckstead, CPA